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                                                                    EXHIBIT 23.4


                               HENRY & PETERS, PC
                          CERTIFIED PUBLIC ACCOUNTANTS




                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Franklin Bank Corp.


We consent to the incorporation by reference in the Form 8-K of Franklin Bank Corp. of our report dated November 4, 2003 on the consolidated financial statements of Jacksonville Bancorp, Inc., which report is incorporated by reference to Registration Statement No. 333-(to be determined) of Franklin Bank Corp. on Form S-1.


                                             /s/ HENRY & PETERS, P.C.
                                             ---------------------------
                                             Henry & Peters, P.C.


Tyler, Texas
February 13, 2004




(IMAGE)             TYLER                             LONGVIEW
         3310 S. Broadway, Suite 100         1127 Judson Road, Suite 233
           Tyler, Texas 75701-7851           Longview, Texas 75601-5157
                 903-597-6311                       903-758-0648
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